Exhibit 5.1

[SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

March 30, 2007

HealthSouth Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

RE:	HealthSouth Corporation;

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 30, 2007. The Registration Statement relates to the sale from time to time by the selling securityholders named in the Registration Statement (collectively, the “Selling Securityholders”) pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of up to (a) 400,000 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), (b) 10,000,000 warrants (the “Warrants”), each Warrant entitling the holder thereof to purchase one-fifth of a share of common stock of the Company, par value $0.01 per share (the “Common Stock”), (c) 13,114,760 shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock held by

HealthSouth Corporation

March 30, 2007

certain of the Selling Securityholders (the “Conversion Shares”), and (d) 2,000,000 shares of Common Stock that may become issuable upon the exercise, if any, of the Warrants held by certain of the Selling Securityholders (the “Warrant Shares” and together with the Conversion Shares, the “Shares” and, collectively with the Warrants and the Series A Preferred Stock, the “Offered Securities”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement in the form it is to be filed with the Commission on March 30, 2007;

(ii)	a specimen certificate representing the Common Stock (the “Specimen Certificate”);

(iii)	the Amended and Restated Certificate of Incorporation of the Company (including the Certificate of Designations governing the Series A Preferred Stock), as amended to the date hereof and currently in effect, and certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company, (the "By-laws");

(v)	a certificate, dated as of March 30, 2007, from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company;

(vi)	a copy of the Warrant Agreement, dated as of January 16, 2004, by and between the Company and Wells Fargo Bank Northwest, N.A., as warrant agent (the "Warrant Agreement");

(vii)	a copy of the form of the Warrants issued under the Warrant Agreement;

(viii)	a copy of the Registration Rights Agreement, dated as of January 16, 2004, among the Company and the entities listed on the signature pages thereto as Holders of the Warrants and Transfer Restricted Securities (as defined therein);

HealthSouth Corporation

March 30, 2007

(ix)	a copy of the Registration Rights Agreement, dated February 28, 2006, between the Company and the purchasers listed therein, in respect of the 400,000 shares of the Series A Preferred Stock and the Conversion Shares;

(x)	a copy of the Notice of Satisfaction of Conditions and Disbursement Request dated as of March 7, 2006, evidencing the disbursement to the Company of the consideration paid in respect of the Series A Preferred Stock; and

(xi)	certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinions set forth below, we have assumed that (i) the relevant provisions of the Certificate of Incorporation and By-Laws of the Company and the Delaware corporate law in effect at the time of issuance of any of the Warrant Shares or the Conversion Shares will not differ in any respect from any relevant provisions of the Certificate of Incorporation and By-Laws of the Company and the Delaware corporate law in effect as of the date of this opinion, (ii) the registrar and transfer agent for the Common Stock will duly register the issuances of the Warrant Shares and the Conversion Shares and countersign the stock certificates evidencing the Warrant Shares and the Conversion Shares, and (iii) such stock certificates will conform to the Specimen Certificate examined by us.

HealthSouth Corporation

March 30, 2007

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Series A Preferred Stock has been duly authorized and validly issued and is fully paid and non-assessable.

2. The Conversion Shares have been duly authorized for issuance and, upon issuance in exchange for shares of Series A Preferred Stock in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

3. The Warrants have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4. The Warrant Shares have been duly authorized for issuance and, upon issuance upon exercise of the Warrants in accordance with the terms of the Warrant Agreement and receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP